UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2015
Biogen Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
225 Binney Street, Cambridge, MA 02142
(Address of principal executive offices; Zip Code)
Registrant's telephone number, including area code (617) 679-2000
Biogen Idec Inc.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendment to Certificate of Incorporation.
On March 23, 2015, we filed a Certificate of Amendment to Article I of the Amended and Restated Certificate of Incorporation of Biogen Idec Inc. (the “Corporation”) to change our name from Biogen Idec Inc. to Biogen Inc. The full text of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K.
Our common stock will continue to trade on the Nasdaq Global Select Market under the symbol “BIIB”, and our CUSIP number will not change.
Amendment to Bylaws.
Effective March 27, 2015, the Board of Directors of the Corporation amended and restated the Corporation’s Bylaws to reflect the Corporation’s new name, implement a proxy access bylaw and modify the advance notice provisions applicable to nominees for election to the Board.
Article 3, Section 3.1A of the Bylaws permits a stockholder, or a group of up to 20 stockholders, who have owned at least 3% of the Corporation’s outstanding common stock for three or more years, to nominate directors not to exceed 25% of the number of directors then serving for inclusion in the Corporation’s proxy materials applicable to the election of directors at an annual meeting of stockholders.
Article 3, Sections 3.1 and 3.3(b) of the Bylaws require each individual nominated for election as a director to complete questionnaires, to represent that the information they provided is true and not misleading, and to submit an irrevocable resignation that becomes effective upon a determination by the Board (or any of its committees) that the information provided is untrue or misleading or if the nominee or the nominating stockholders breach their obligations under the Bylaws.
The amendments to the Bylaws also include clarifications, updates and other non-substantive changes to other provisions of the Bylaws.
This description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws filed as Exhibit 3.2 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits.
The exhibits listed on the Exhibit Index below are filed as part of this Current Report on Form 8-K.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Biogen Inc.
By: /s/ Steven N. Avruch
Steven N. Avruch
Chief Corporation Counsel and Assistant Secretary
Date: March 27, 2015

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation
3.2	Third Amended and Restated Bylaws